Ex 99.A4.1

Exhibit 24(b)(8)(o)

Amendment No. 23 to Participation Agreement between AEGON/Transamerica Series Fund, Inc.

and Western Reserve dated May 1, 2004

AMENDMENT NO. 23 TO

PARTICIPATION AGREEMENT

BETWEEN

AEGON/TRANSAMERICA SERIES FUND, INC. AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO,

Amendment No. 23 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between AEGON/Transamerica Series Fund, Inc. (the “Fund”) and Western Reserve Life Assurance Co. of Ohio (“WRL”).

WHEREAS, WRL has registered or will register the WRL Freedom Multiple variable annuity contract (the “Contract”) under the Securities Act of 1933; and

WHEREAS, WRL will offer, through its Separate Account VA V, the WRL Freedom Multiple variable annuity contract; and

WHEREAS, to the extent permitted by applicable insurance law and regulation, WRL intends to purchase shares in one or more of the Portfolios of the Fund to fund the Contract, as specified in Schedule B attached to the Agreement, as such Schedule B is amended by this Amendment No. 23, and as Schedule B may be amended from time to time; and

WHEREAS, the Fund’s Board of Directors approved resolutions for the following changes to go into effect April 30, 2004: a name change of the following portfolios: Dreyfus Mid Cap to J.P. Morgan Mid Cap Value and PBHG/NWQ Value Select to Mercury Large Cap Value; restructuring of the Janus Balanced portfolio to Transamerica Balanced; and the mergers of the following portfolios: Alger Aggressive Growth into Transamerica Equity, LKCM Strategic Total Return into Transamerica Value Balanced, GE U.S. Equity into Great Companies – AmericaSM, PBHG Mid Cap Growth into Transamerica Growth Opportunities, and Templeton Great Companies Global into Janus Global and then a name change of Janus Global to Templeton Great Companies Global; and

WHEREAS, the Fund intends to sell shares of the Portfolio(s) to the Contract at net asset value; and

NOW, THEREFORE, IT IS HEREBY AGREED that WRL, through its Separate Account VA V, is authorized to acquire shares issued by the Fund, subject to the terms and conditions of the Participation Agreement, and that Schedule B to the Participation Agreement is hereby amended to add the WRL Freedom Multiple variable annuity contract to the list of “Policies”. It is also hereby agreed that Schedule A to this Agreement will be amended to reflect the various name changes to certain portfolios due to the mergers listed above.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of May 1, 2004.

WESTERN RESERVE LIFE ASSURANCE OHIO		AEGON/TRANSAMERICA SERIES CO. OF OHIO FUND, INC.
By its authorized officer,		By its authorized officer,

By:	/s/ PRISCILLA I. HECHLER	By:	/s/ JOHN K. CARTER

	Priscilla I. Hechler		John K. Carter
Title:	Assistant Vice President and Assistant Secretary	Title:	Vice President, Secretary and General Counsel

AMENDED

SCHEDULE B

Effective May 1, 2004

Account(s), Policy(ies) and Portfolio(s) Subject

to the Participation Agreement

Accounts:	WRL Series Life Account
WRL Series Annuity Account
Separate Account VA U
Separate Account VA V

Policies:	The Equity Protector
WRL Freedom Equity Protector
WRL Freedom SP Plus
WRL Freedom Variable Annuity
WRL Freedom Attainer Variable Annuity
WRL Freedom Bellwether Variable Annuity
WRL Freedom Conqueror Variable Annuity
WRL Freedom Wealth Protector
C.A.S.E. Reserve Variable Annuity
Meridian Sector Variable Annuity
WRL Freedom Wealth Creator Variable Annuity
WRL Financial Freedom Builder
WRL Freedom Elite
WRL Freedom Premier Variable Annuity
WRL Freedom Access Variable Annuity
WRL Freedom Enhancer Variable Annuity
WRL Freedom Select Variable Annuity
WRL Freedom Elite Builder
WRL Freedom Elite Advisor
WRL Freedom Premier II
WRL Freedom Access II
WRL Freedom Enhancer II
WRL Freedom Premier III
WRL Xcelerator
WRL Freedom Elite Builder II
WRL Freedom Multiple

Portfolios:	AEGON/Transamerica Series Fund, Inc. – each Portfolio has an Initial Class and a Service Class of Shares

AEGON Bond
Asset Allocation – Conservative Portfolio
Asset Allocation – Growth Portfolio
Asset Allocation – Moderate Portfolio
Asset Allocation – Moderate Growth Portfolio
American Century International
American Century Income & Growth
Capital Guardian U.S. Equity
Capital Guardian Value
Clarion Real Estate Securities
Dreyfus Small Cap Value
Federated Growth & Income
Great Companies – America sm

AMENDED SCHEDULE B (continued)

Portfolios:	Great Companies – Technology sm
J.P. Morgan Enhanced Index
J.P. Morgan Mid Cap Value
Janus Growth
Marsico Growth
Mercury Large Cap Value
MFS High Yield
Munder Net50
PIMCO Total Return
Salomon All Cap
Templeton Great Companies Global
T. Rowe Price Equity Income
T. Rowe Price Small Cap
Third Avenue Value
Transamerica Balanced
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Emerging Growth